Exhibit 99.1

EOG Resources, Inc.

News Release
For Further Information Contact:       Investors
                                       Maire A. Baldwin
                                       (713) 651-6EOG (651-6364)

                                       Media and Investors
                                       Elizabeth M. Ivers
                                       (713) 651-7132


EOG RESOURCES REPORTS FIRST QUARTER 2004 RESULTS, INCREASES
2004 PRODUCTION GROWTH TARGETS, REDUCES UNIT COST GUIDANCE
AND ANNOUNCES SUCCESS IN TEXAS BARNETT SHALE NATURAL GAS PLAY

FOR IMMEDIATE RELEASE:  Sunday, May 2, 2004

     HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2004 net income available to common of $98.1 million, or $0.83 per share. This compares to first quarter 2003 net income available to common of $126.7 million, or $1.09 per share. EOG increased 2004 production growth targets, reduced unit cost guidance and announced drilling success in Texas' Barnett Shale Play.

     "EOG is raising its previously announced 2004 total company production growth target from 6.5 to 8 percent.
With this increase, our three-year total growth target is now 27 percent -- 8 percent in 2004, 10 percent in 2005 and 7 percent in 2006. In addition, based on our early drilling success and to-date 2004 actual results and commodity prices, EOG has reduced its 2004 full year unit cost guidance as outlined in our most recent 8-K filing," said Mark G. Papa, Chairman and Chief Executive Officer.

     The results for first quarter 2004 included a previously disclosed $44.5 million ($28.6 million after tax, or $0.24 per share) loss on the mark-to-market of commodity price transactions. During the quarter, net cash outflows from the settlement of commodity price transactions were $2.3 million ($1.5 million after tax, or $0.01 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $125.2 million, or $1.06 per share. Similarly, EOG's first quarter 2003 results included a $45.2 million ($29.1 million after tax, or $0.25 per share) loss on mark-to-market commodity price transactions, net cash outflows from the settlement of commodity price transactions of $27.9 million ($18.0 million after tax, or $0.15 per share) and a one-time cumulative after-tax charge of $7.1 million ($0.06 per share) from a change in accounting principle to adopt Statement of Financial Accounting Standards No. 143 relating to asset retirement obligations of oil and gas properties.
Reflecting these items, first quarter 2003 adjusted non-GAAP net income available to common was $144.9 million, or $1.25 per share. (Please refer to the table below for the reconciliation of net income available to common to adjusted non-GAAP net income available to common.)

Operational Highlights

     "Results from our U.S. and Canada singles and doubles drilling programs have surpassed original expectations and we are pleased to announce success with our horizontal
Barnett Shale program in Johnson County, Texas.
Additionally, our Trinidad and U.K. North Sea programs continue to be on track," said Papa.

     In the Barnett Shale Play, EOG has acquired approximately 175,000 acres at essentially 100 percent working interest over the last three years. To date, EOG has drilled nine horizontal wells, focusing on optimizing drilling and completion methodologies. Since completing its initial horizontal well in the play, EOG has decreased drilling time from 30 to 10 days and reduced total well costs by over 50 percent. The Evans Unit #1H and the River Hills #2H wells recently came on-line and are producing around 2.6 and 3.2 million cubic feet per day (MMcfd), respectively. With 400 to 800 potential net well locations, EOG expects to increase drilling activity in the play beginning mid-2004.

     "This play is expected to have a very significant impact on EOG's U.S. natural gas production growth, reserve additions and reinvestment rate of return," said Papa.

     Results from EOG's South Texas drilling program in the Roleta, Frio and Wilcox Plays continue to be strong. In the Roleta formation, EOG drilled two key vertical wells during the first quarter. The Marshall State #5 and #6 are currently being completed and initial production is expected to be 10 to 15 MMcfd from each well. EOG has 50 percent working interest in these wells.

     In Trinidad, the Parula #2 and #3 development wells were successfully drilled on the SECC Block. Combined with the Parula #1 discovery, the three wells are expected to have total deliverability of 300 MMcfd. Natural gas production from these wells and other sources will supply existing gas contracts including new ammonia and methanol plants that are scheduled to commence operations in mid-2004 and 2005, respectively.

Capital

     During the quarter, EOG generated $114 million of free cash flow that was used to decrease debt by $23 million and increase cash and cash equivalents by $91 million. (Please refer to the table below for the reconciliation of net operating cash inflows to free cash flow.)

Conference Call Scheduled for May 3, 2004

EOG's first quarter 2004 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m.
Eastern Time) Monday, May 3, 2004. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through May 17, 2004.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with substantial proved reserves in the U.S., Canada, offshore Trinidad and, to a lesser extent, the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2003, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330. In addition, reconciliation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.

                            EOG RESOURCES, INC.
                             FINANCIAL REPORT
             (Unaudited; in millions, except per share amounts)

                                                           Quarter
                                                       Ended March 31
                                                       2004       2003

Net Operating Revenues                               $  464.3   $  464.7
Net Income Available to Common                       $   98.1   $  126.7
Net Income Per Share Available to Common
   Basic                                             $   0.85   $   1.11
   Diluted                                           $   0.83   $   1.09
Average Number of Shares Outstanding
   Basic                                                115.6      114.4
   Diluted                                              117.6      116.2

                       SUMMARY INCOME STATEMENTS
                       (Unaudited; in thousands)
                                                           Quarter
                                                       Ended March 31
                                                       2004       2003
Net Operating Revenues
   Natural Gas                                       $417,389   $434,091
   Crude Oil, Condensate and Natural Gas Liquids       90,458     75,508
   Losses on Mark-to-Market Commodity Derivative
    Contracts                                         (44,455)   (45,221)
   Other, Net                                             928        291
     Total                                            464,320    464,669
Operating Expenses
   Lease and Well                                      64,417     48,339
   Exploration Costs                                   25,996     17,458
   Dry Hole Costs                                      10,027      6,620
   Impairments                                         17,648     11,956
   Depreciation, Depletion and Amortization           113,797    103,553
   General and Administrative                          24,915     20,421
   Taxes Other Than Income                             36,084     30,193
     Total                                            292,884    238,540
Operating Income                                      171,436    226,129

Other Income (Expense), Net                            (2,729)       152

Income Before Interest Expense and Income Taxes       168,707    226,281

Interest Expense, Net                                  16,683     15,318

Income Before Income Taxes                            152,024    210,963

Income Tax Provision                                   51,171     74,407

Net Income Before Cumulative Effect of Change
 in Accounting Principle                              100,853    136,556

Cumulative Effect of Change in Accounting
 Principle, Net of Income Tax                               -     (7,131)

Net Income                                            100,853    129,425

Preferred Stock Dividends                               2,758      2,758

Net Income Available to Common                       $ 98,095   $126,667

                         EOG RESOURCES, INC.
                        OPERATING HIGHLIGHTS
                            (Unaudited)

                                                      Quarter
                                                   Ended March 31
                                                   2004     2003
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                     618      642
  Canada                                            203      158
     United States & Canada                         821      800
  Trinidad                                          154      154
     Total                                          975      954

Average Natural Gas Prices ($/Mcf)
  United States                                  $ 5.40   $ 5.92
  Canada                                           4.98     5.18
     United States & Canada Composite              5.30     5.77
  Trinidad                                         1.49     1.32
     Composite                                     4.70     5.05

Crude Oil/Condensate Volumes (MBD)
  United States                                    20.0     18.4
  Canada                                            2.6      2.1
     United States & Canada                        22.6     20.5
  Trinidad                                          2.6      2.3
     Total                                         25.2     22.8

Average Crude Oil/Condensate Prices ($/Bbl)
  United States                                  $34.76   $32.96
  Canada                                          31.72    31.78
     United States & Canada Composite             34.41    32.84
  Trinidad                                        32.91    33.27
     Composite                                    34.25    32.89

Natural Gas Liquids Volumes (MBD)
  United States                                     4.8      3.1
  Canada                                            0.6      0.7
     Total                                          5.4      3.8

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                  $24.71   $23.24
  Canada                                          20.14    22.09
     Composite                                    24.21    23.04

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                     767      771
  Canada                                            222      174
     United States & Canada                         989      945
  Trinidad                                          169      169
     Total                                        1,158    1,114

Total Bcfe Deliveries                             105.4    100.3

                            EOG RESOURCES, INC.
                          SUMMARY BALANCE SHEETS
                     (In thousands, except share data)

                                                              March 31,   December 31,
                                                                2004          2003
                                                             (Unaudited)
                              ASSETS
Current Assets
  Cash and Cash Equivalents                                $    95,717   $     4,443
  Accounts Receivable, Net                                     303,566       295,118
  Inventories                                                   23,758        21,922
  Deferred Income Taxes                                         46,515        31,548
  Other                                                         34,288        42,983
       Total                                                   503,844       396,014

Oil and Gas Properties (Successful Efforts Method)           8,384,989     8,189,062
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                             (4,048,682)   (3,940,145)
    Net Oil and Gas Properties                               4,336,307     4,248,917
Other Assets                                                   114,902       104,084
Total Assets                                               $ 4,955,053   $ 4,749,015

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                         $   296,457   $   282,379
  Accrued Taxes Payable                                         51,305        33,276
  Dividends Payable                                              7,377         6,175
  Liabilities from Price Risk Management Activities             80,196        37,779
  Deferred Income Taxes                                         14,274        73,611
  Other                                                         43,415        43,299
       Total                                                   493,024       476,519


Long-Term Debt                                               1,085,822     1,108,872
Other Liabilities                                              180,729       171,115
Deferred Income Taxes                                          879,921       769,128

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
     Series B, 100,000 Shares Issued, Cumulative,
      $100,000,000 Liquidation Preference                       98,648        98,589
     Series D, 500 Shares Issued, Cumulative,
      $50,000,000 Liquidation Preference                        49,872        49,827
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                               201,247       201,247
  Additional Paid In Capital                                     8,180         1,625
  Unearned Compensation                                        (29,411)      (23,473)
  Accumulated Other Comprehensive Income                        61,761        73,934
  Retained Earnings                                          2,212,300     2,121,214
  Common Stock Held in Treasury, 8,452,475 shares
   at March 31, 2004 and 8,819,600 shares at
   December 31, 2003                                          (287,040)     (299,582)
       Total Shareholders' Equity                            2,315,557     2,223,381

Total Liabilities and Shareholders' Equity                 $ 4,955,053   $ 4,749,015

                           EOG RESOURCES, INC.
                    SUMMARY STATEMENTS OF CASH FLOWS
                        (Unaudited; in thousands)

                                                                Quarter
                                                            Ended March 31
                                                           2004        2003
Cash Flows From Operating Activities
Reconciliation of Net Income to Net Operating
 Cash Inflows:
  Net Income                                            $ 100,853   $ 129,425
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization            113,797     103,553
      Impairments                                          17,648      11,956
      Deferred Income Taxes                                32,016      50,441
      Cumulative Effect of Change in Accounting
       Principle                                                -       7,131
      Other, Net                                            7,432       2,611
  Exploration Costs                                        25,996      17,458
  Dry Hole Costs                                           10,027       6,620
  Mark-to-Market Commodity Derivative Contracts
      Total Losses                                         44,455      45,221
      Realized Losses                                      (2,342)    (27,929)
  Tax Benefits From Stock Options Exercised                 2,419       2,959
  Other, Net                                                 (825)         69
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                  (8,404)   (111,034)
      Inventories                                          (1,836)        646
      Accounts Payable                                     14,382      20,670
      Accrued Taxes Payable                                23,946      23,872
      Other Liabilities                                     4,603      (1,532)
      Other, Net                                            2,815        (698)
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                 10,306       8,832
Net Operating Cash Inflows                                397,288     290,271

Investing Cash Flows
  Additions to Oil and Gas Properties                    (230,516)   (140,213)
  Exploration Costs                                       (25,996)    (17,458)
  Dry Hole Costs                                          (10,027)     (6,620)
  Proceeds from Sales of Assets                             5,954       7,320
  Changes in Components of Working Capital Associated
   with Investing Activities                              (11,892)     (8,860)
  Other, Net                                              (11,032)     (5,479)
Net Investing Cash Outflows                              (283,509)   (171,310)

Financing Cash Flows
  Long-Term Debt Repayments                               (23,050)   (100,924)
  Dividends Paid                                           (8,461)     (7,241)
  Treasury Stock Purchased                                      -     (21,295)
  Proceeds from Stock Options Exercised                     8,775       7,456
  Other, Net                                                  231          28
Net Financing Cash Outflows                               (22,505)   (121,976)

Increase (Decrease) in Cash and Cash Equivalents           91,274      (3,015)
Cash and Cash Equivalents at Beginning of Period            4,443       9,848
Cash and Cash Equivalents at End of Period              $  95,717   $   6,833

                      EOG RESOURCES, INC.
Quantitative Reconciliation of Adjusted Net Income Available to Common (Non-GAAP) to Net Income Available to Common (GAAP)
     (Unaudited; in thousands, except per share amounts)

The following chart adjusts reported quarters ended March 31 net income available to common to reflect actual cash realized from previously disclosed oil and gas hedges and to eliminate the mark-to-market loss from these previously disclosed oil and gas hedges and the after tax impact of the cumulative effect of change in accounting principle. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.

                                                         Quarter
                                                      Ended March 31
                                                      2004      2003

Reported Net Income Available to Common            $ 98,095   $126,667

Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
  Total Losses                                       44,455     45,221
  Realized Losses                                    (2,342)   (27,929)
     Subtotal                                        42,113     17,292

  After Tax MTM Impact                               27,100     11,127

Impact of One-Time Items
  Add: Cumulative Effect of Change in Accounting
   Principle, Net of Income Tax                           -      7,131

Adjusted Non-GAAP Net Income Available to Common   $125,195   $144,925

Adjusted Non-GAAP Net Income Per Share Available
 to Common
  Basic                                            $   1.08   $   1.27
  Diluted                                          $   1.06   $   1.25

Average Number of Shares Outstanding
  Basic                                             115,645    114,441
  Diluted                                           117,621    116,224

                    EOG RESOURCES, INC.
    Quantitative Reconciliation of Discretionary Cash Flow
Available to Common (Non-GAAP) to Net Operating Cash Inflows (GAAP)
                 (Unaudited; in thousands)

The following chart reconciles quarters ended March 31 net operating cash inflows to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                               Quarter
                                                           Ended March 31
                                                           2004       2003

Net Operating Cash Inflows                               $397,288   $290,271

Adjustments
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                                   8,404    111,034
      Inventories                                           1,836       (646)
      Accounts Payable                                    (14,382)   (20,670)
      Accrued Taxes Payable                               (23,946)   (23,872)
      Other Liabilities                                    (4,603)     1,532
      Other, Net                                           (2,815)       698
   Changes in Components of Working Capital Associated
    with Investing and Financing Activities               (10,306)    (8,832)
   Preferred Dividends                                     (2,758)    (2,758)

Discretionary Cash Flow Available to Common              $348,718   $346,757

                  EOG RESOURCES, INC.
Quantitative Reconciliation of Free Cash Flow (Non-GAAP)
          to Net Operating Cash Inflows (GAAP)
               (Unaudited; in thousands)

The following chart reconciles quarter ended March 31, 2004 net operating cash inflows to free cash flow. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who use free cash flow as a measure of corporate financial flexibility and as a valuation parameter. EOG management uses this information for comparative purposes within the industry.

                                        Quarter Ended
                                        March 31, 2004

Net Operating Cash Inflows                $ 397,288

Net Investing Cash Outflows                (283,509)
Dividends Paid                               (8,461)
Proceeds from Stock Options Exercised         8,775
Financing Other, Net                            231

Free Cash Flow                            $ 114,324